CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 13, 2026, relating to the financial statements and financial highlights of Diamond Hill Small Cap Fund, Diamond Hill Small-Mid Cap Fund, Diamond Hill Mid Cap Fund, Diamond Hill Large Cap Fund, Diamond Hill Select Fund, Diamond Hill Long-Short Fund, Diamond Hill International Fund, Diamond Hill Short Duration Securitized Bond Fund, Diamond Hill Securitized Total Return Fund, Diamond Hill Core Bond Fund, Diamond Hill Core Plus Bond Fund, and Diamond Hill Large Cap Concentrated ETF, each a series of Diamond Hill Funds, which are included in Form N-CSR for the year or period ended December 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Portfolio Transactions and Brokerage” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Cleveland, Ohio
February 23, 2026